SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2018

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue Medford, MA		02155
(Address of principal executive offices)		(Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 10, 2018, Century Bancorp., Inc. (“the Company”) held its Annual Meeting of Class B Stockholders for the purpose of 1) fixing the number of directors for the ensuing year, 2) electing directors, and 3) ratifying and confirming the appointment of KPMG LLP as the independent auditors for the Company for the current fiscal year.

By a unanimous vote, a proposal to fix the number of directors for the ensuing year at 15 was approved. By the votes indicated below, each of the fourteen current directors was reelected and will hold office for the ensuing year until his or her successor is chosen and qualified. The table below set forth the names of the nominees, the votes cast for and against and the number of abstentions and broker non-votes for such nominees.

	Number of Votes For	Number of Votes Against	Number of Votes Abstained
George R. Baldwin	1,807,180	10	4,920
Stephen R. Delinsky	1,807,180	10	4,920
Louis J. Grossman	1,807,180	10	4,920
Russell B. Higley, Esq.	1,807,180	10	4,920
Jackie Jenkins-Scott	1,807,180	10	4,920
Linda Sloane Kay	1,807,180	10	4,920
Fraser Lemley	1,807,180	10	4,920
Joseph P. Mercurio	1,807,180	10	4,920
Joseph J. Senna, Esq.	1,807,180	10	4,920
Jo Ann Simons	1,807,180	10	4,920
Barry R. Sloane	1,807,180	10	4,920
Marshall M. Sloane	1,807,180	10	4,920
George F. Swansburg	1,807,180	10	4,920
Jon Westling	1,807,180	10	4,920

The proposal to ratify the appointment of KPMG LLP as the independent auditors for the Company for the current fiscal year was approved. The table below sets forth the votes cast for and against, and the number of abstentions and broker non-votes for such proposal.

	Number of Votes For	Number of Votes Against	Number of Votes Abstained
To ratify and confirm the section by the Audit Committee of the Company’s Board of Directors of KPMG, LLP as independent auditors to certify the annual report of the Company for its current fiscal year.	1,812,110	0	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby
Chief Financial Officer and Treasurer

Dated: April 25, 2018